Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,014,660
Unrealized Gain (Loss) on Market Value of Futures	(1,620,550)
Dividend Income	774
Interest Income	1,687
Total Income (Loss)	$(603,429)

Expenses
General Partner Management Fees	$5,345
Professional Fees	9,279
Brokerage Commissions	2,215
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	105
NYMEX License Fee	134
Total Expenses	17,137
Expense Waiver	(10,373)
Net Expenses	$6,764
Net Income (Loss)	$(610,193)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$10,556,597
Net Income (Loss)	(610,193)

Net Asset Value End of Month	$9,946,404
Net Asset Value Per Share (150,000 Shares)	$66.31

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612